UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Laboratory Corporation of America Holdings (the “Company”) was held on May 11, 2017. As of March 14, 2017, the date of record for determining the Company’s shareholders entitled to vote on the proposals presented at the Annual Meeting, there were 102,429,958 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 89,991,351 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The proposals presented at the Annual Meeting are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2017. The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal 1.

The Company’s shareholders elected the following persons, who were listed in the Proxy Statement, to the Company’s Board of Directors to hold office for the term expiring at the 2018 Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
David P. King	77,546,888	4,701,594	413,380	7,329,489
Kerrii B. Anderson	81,708,902	923,700	29,260	7,329,489
Jean-Luc Bélingard	64,731,624	17,858,623	71,615	7,329,489
D. Gary Gilliland, M.D., Ph.D.	82,350,059	281,818	29,985	7,329,489
Garheng Kong, M.D., Ph.D.	71,868,102	10,763,654	30,106	7,329,489
Robert E. Mittelstaedt, Jr.	81,033,295	1,597,802	30,765	7,329,489
Peter M. Neupert	81,913,309	718,296	30,257	7,329,489
Richelle P. Parham	82,357,757	272,701	31,404	7,329,489
Adam H. Schechter	82,448,661	181,090	32,111	7,329,489
R. Sanders Williams, M.D.	82,037,129	594,340	30,393	7,329,489

Proposal 2.

The Company’s shareholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,351,882	5,124,358	185,622	7,329,489

Proposal 3.

The Company’s shareholders voted, on an advisory (non-binding) basis, on the frequency of future advisory shareholder votes on the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Abstentions
72,940,471	347,485	9,305,092	68,814

In accordance with the results for Proposal 3, the Company’s Board of Directors has determined that future advisory votes on the compensation of the Company’s named executive officers will be held every year. Thus, the next shareholder advisory vote on the compensation of the Company’s named executive officers will be held at the Company’s 2018 Annual Meeting of Shareholders.

Proposal 4.

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,707,685	2,243,242	40,424	0

Proposal 5.

The Company’s shareholders did not approve the shareholder proposal described in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,226,088	76,501,212	2,934,562	7,329,489

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ Sandra van der Vaart
Sandra van der Vaart
Senior Vice President and Deputy Chief Legal Officer

Dated: May 17, 2017